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                                                                    Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 27, 2004, accompanying the consolidated financial statements and schedules of Countrywide Financial Corporation and Subsidiaries appearing in the 2003 Annual Report of the Company on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement on Form S-3 (the "Registration Statement"). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP

Los Angeles, California
April 6, 2004